EXHIBIT 23.2




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                          INDEPENDENT AUDITORS' CONSENT




Sharps EliminationTechnologies, Inc.
4750 Paton St.
Vancouver, British Columbia
Canada V6L 2J1


     We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 3, 2002 on the financial statements of Travelshorts.com, Inc. d/b/a Sharps Elimination Technologies, Inc. for the year ended March 31, 2002 and the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Vancouver, Canada
March 23, 2004


Manning Elliott
Chartered Accountants




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                          INDEPENDENT AUDITORS' CONSENT



To the Stockholders of
TRAVELSHORTS.COM, INC.


     We hereby consent to the use in this Registration Statement of Travelshorts.com, Inc. on Form S-8 of our report dated July 11, 2003 of Travelshorts.com, Inc. for the year ended March 31, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.




Spicer Jeffries LLP

Greenwood Village, CO
March 22, 2004